EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.s 333-58205 and 333-58209) of Covansys Corporation of our report dated March 29, 2004 relating to the consolidated financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Detroit, Michigan
March 30, 2004